Exhibit 99.1

FOR IMMEDIATE RELEASE

Hexion Inc. Addresses Network Security Incident

COLUMBUS, Ohio - (March 22, 2019) - Hexion Inc. (“Hexion” or the “Company”) today announced it has taken steps to restore its network and resume normal operations as quickly as possible in response to a recent network security incident that prevented access to certain systems and data within the company’s network.

The company is currently implementing its technical recovery plan. When it discovered the incident, Hexion immediately took aggressive steps to isolate the issue by disabling certain systems and notifying the appropriate government authorities. At the current time and throughout the incident, the company’s manufacturing sites, which rely on different networks, have continued to operate safely and with limited interruption. The impact from the network security incident has primarily impacted the company’s corporate functions.

Hexion has also taken additional precautionary measures to ensure the continued safe operations of its sites. The company remains committed to maintaining the network security with the least amount of customer disruptions. A number of Hexion’s information technology systems, including email correspondence, were immediately shut down to contain the issue and continue to be restored.

Hexion is working closely with its customers and suppliers to minimize any disruption. Hexion currently does not believe that any customer, supplier or employee data was impacted as a result of this incident.

Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the timing for resolving and any impact of the network security incident, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the loss of, or difficulties with the further realization of, cost savings in connection with our strategic initiatives, the impact of our substantial indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, pricing actions by our competitors that could affect our operating margins, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About the Company

Based in Columbus, Ohio, Hexion Inc. is a global leader in thermoset resins. Hexion Inc. serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Hexion Inc. is controlled by investment funds affiliated with Apollo Global Management, LLC. Additional information about Hexion Inc. and its products is available at www.hexion.com.

Investors and Media Contact:
John Kompa
614-225-2223
john.kompa@hexion-inc.com